UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 1, 2016

Date of Report (Date of earliest event reported)

TWO RIVER BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey		07724
(Address of principal executive offices)		(Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement.  On June 1, 2016, Two River Bancorp (“TRB”) and its wholly owned banking subsidiary, Two River Community Bank (“TRCB”) (collectively, the “Company”), entered into an employment agreement with its current President and Chief Executive Officer, William D. Moss (the “Employment Agreement”). This Employment Agreement replaces Mr. Moss’ prior employment agreement, which expired by its terms on May 31, 2016. The initial term of the Employment Agreement expires on the later of: May 31, 2019 or, if a Change in Control of the Company (defined in the Employment Agreement to include among other things an acquisition of the Company by an unaffiliated party or the acquisition of a majority of the voting securities of the Company) occurs at any time prior to May 31, 2019, the second anniversary of the occurrence of such Change in Control.

Mr. Moss’s annual base salary under the Employment Agreement may be no less than $332,500, which may be increased by the Company’s board of directors.  Mr. Moss is eligible to receive a discretionary annual bonus in an amount determined by the Company’s board, which will be based on performance standards that are consistent with industry standards for similarly situated bank holding companies and community banks.  Additionally, the Company is required to lease or purchase an automobile for use by Mr. Moss, and to pay the membership fees and dues for Mr. Moss to be a member of a country club agreed to by the parties.

In the event that Mr. Moss’s employment is terminated involuntarily without Cause (defined below) or he terminates his employment voluntarily for Good Reason (defined below), he will be entitled to a lump-sum cash payment equal to one times the sum of (i) his base salary; and (ii) the average of the cash bonuses paid to him in the last two full calendar years.  In such an event, Mr. Moss will also be entitled to have the title of the automobile purchased or leased for his use to be transferred to him, free of all liens and encumbrances, for the consideration of $1.00.  Mr. Moss is entitled to continued coverage for a period of 12 months following his termination date (24 months in the event of a termination after a Change in Control as described below) under the medical and dental benefit plans and life and disability insurance plans in which he participates as of the date of his termination, at and under the same costs, terms and conditions applicable to employees with similar titles. If Mr. Moss’ continued participation under such plans would be prohibited, the Company will provide Mr. Moss with periodic payments, in amounts it determines are sufficient, in its reasonable discretion, to defray the cost to Mr. Moss of obtaining materially identical benefits.  In addition to the foregoing, after a Change in Control, in the event that Mr. Moss’s employment is terminated involuntarily without Cause or he terminates employment voluntarily for Good Reason, he will be entitled to an additional lump-sum cash payment equal to one times the sum of (i) his base salary; and (ii) the average of the cash bonuses paid to him in the last two full calendar years.

If Mr. Moss is terminated for Cause or without Good Reason, he is only entitled for payment for benefits and salary accrued to the date of his termination. The Employment Agreement defines “Cause” as: (i) conviction of a crime (other than a traffic violation), habitual drunkenness, drug abuse, or excessive absenteeism; (ii) willful and continued failure to perform his duties after at least one written warning from the Company’s board; or (iii) willful misconduct of any type, which causes material injury to either or each of TRB or TRCB. The Employment Agreement defines “Good Reason” as any material breach of the Employment Agreement or material failure of the Company to tender performance under the Employment Agreement; or any of the following actions taken without the express written consent of Mr. Moss:  (i) the material diminution in his current functions; (ii) any transfer to an office outside New Jersey or another location greater than 50 miles from his current location; or (iii) a reduction in his annual base salary.

The Employment Agreement contains a covenant not to compete prohibiting Mr. Moss, in the event he is terminated for Cause or resigns without Good Reason or if he is terminated for Cause or resigns without Good Reason after a Change in Control and is paid the additional lump sum cash payment described above, from being employed or retained by, directly or indirectly, any bank or other regulated financial services institution with an office or operating branch in any county in New Jersey within which TRCB or any other existing subsidiary of TRB maintains an office or branch, which directly competes with, or reasonably could be expected to materially adversely affect the revenues generated by, TRCB or any other such subsidiary of TRB for a period of twelve months.  For the twelve month period set forth above, he will be prohibited from soliciting the Company’s employees in a senior managerial, operation or lending capacity, or the Company’s highly skilled employees with access to and responsibility for any confidential information, to become employed or engaged by him or with any person, firm, company or association in which Mr. Moss has an interest.

The Employment Agreement contains provisions to the effect that if the Company determines in good faith that any payment or benefit received or to be received by Mr. Moss pursuant to the Employment Agreement (which does not include the portion of payments allocated to the non-compete provisions of the Employment Agreement, which are classified as payments of reasonable compensation for purposes of Section 280G of the Internal Revenue Code (the “Code”)), or otherwise (with all such payments and benefits, including, without limitation, salary and bonus payments, being defined as “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code by reason of being considered to be “contingent on a change in ownership or control” of the Company within the meaning of Section 280G of the Code, then such Total Payments will be reduced in the manner reasonably determined by Company, in its sole discretion, to the extent necessary so that the Total Payments will be less than three times Mr. Moss' “base amount” (as defined in Section 280G(b)(3) of the Code).

The agreement referenced above is incorporated herein by reference to the exhibit to this current report. This summary description of this agreement does not purport to be complete and is qualified in its entirety by reference to the agreement attached as an exhibit to this current report.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1 Employment Agreement dated as of June 1, 2016 among TRB, TRCB and William D. Moss

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVER BANCORP

Dated: June 3, 2016

	By:	/s/ A. Richard Abrahamian
A Richard Abrahamian
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of June 1, 2016 among TRB, TRCB and William D. Moss